UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 30, 2023

Hilton Worldwide Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 883-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2023, Hilton Worldwide Holdings Inc. (the “Company”) and Matthew Schuyler, Executive Vice President and Chief Brand Officer, agreed that Mr. Schuyler would move to a short-term advisory role with the Company, effective January 1, 2024 and ending no later than June 30, 2024. Mr. Schuyler’s roles and responsibilities as Executive Vice President and Chief Brand Officer will be distributed throughout the Company’s leadership structure. In his advisory role, Mr. Schuyler will be paid his 2023 base salary until June 30, 2024 or the date on which he begins new employment, whichever comes first. Mr. Schuyler also will be eligible to receive severance benefits in accordance with the terms of the Hilton Worldwide Holdings Inc. Executive Severance Plan, a copy of which has been filed with the Securities and Exchange Commission. In connection with his upcoming departure from the Company, Mr. Schuyler has entered into a separation and release agreement, pursuant to which he will be subject to customary confidentiality and restrictive covenant provisions, including non-disparagement, non-competition and non-solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Anne-Marie D’Angelo
Name:	Anne-Marie D’Angelo
Title:	Executive Vice President and General Counsel

Date: December 5, 2023